Exhibit 10(g)

WAL-MART STORES, INC.

OFFICER DEFERRED COMPENSATION PLAN

(Amended and Restated Effective March 31, 2003)

i

8.4	No Right to Bonus	22
8.5	Withholding and Employment Taxes	22
8.6	Income and Excise Taxes	22
8.7	Successors and Assigns	23
8.8	Governing Law	23

ii

WAL-MART STORES, INC.

OFFICER DEFERRED COMPENSATION PLAN

ARTICLE I

GENERAL

1.1 Purpose.

The purpose of the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan (“Plan”) is to: (a) attract and retain the valuable services of certain officers; (b) recognize, reward, and encourage contributions by such officers to the success of Wal-Mart Stores, Inc. (“Wal-Mart”) and its Related Affiliates; and (c) enable such officers to defer certain compensation and bonuses, and to be credited with earnings and Incentive Payments with respect to such amounts.

1.2 Applicability to Prior Deferred Compensation Agreements; Effective Date.

This Plan was initially effective February l, 1996 with respect to compensation and bonuses deferred (and credited earnings thereon) under the Plan on or after February 1, 1996. In addition, prior to February 1, 1995, certain Eligible Officers entered into deferred compensation agreements (“Prior Agreements”) with Wal-Mart containing terms similar to those contained in this Plan. Except as expressly provided herein, effective February 1, 1996 the Prior Agreements were amended and restated in the form of this Plan.

The Plan as initially adopted effective February 1, 1996, was amended from time-to-time, most recently by Amendment No. Three to the February 1, 1997 amended and restated Plan. The effective date of this amended and restated Plan is March 31, 2003, except as otherwise expressly provided herein.

1.3 Nature of Plan.

The Plan is intended to be (and will be administered as) an unfunded employee pension plan benefiting a select group of management or highly compensated employees under the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). It is intended that the Plan be “unfunded” for federal tax purposes and for purposes of Title I of ERISA. Any and all payments to a Participant under the Plan will be made solely from the general assets of Wal-Mart and, to the extent such payments or benefits are attributable to services with a respective Related Affiliate or Related Affiliates, such Related Affiliate or Related Affiliates. For this purpose, payments or benefits under the Plan are deemed to be attributable to services with the last Related Affiliate by whom the Participant was employed at or prior to the time benefits become payable under Article V. A Participant’s interests under the Plan do not represent or create a claim against specific assets of Wal-Mart or any Related Affiliate. Nothing herein shall be deemed to create a trust of any kind or create any fiduciary relationship between Wal-Mart, any Related Affiliate or the Committee, and a Participant, the Participant’s beneficiary or any other person. To the extent any person acquires a right to receive payments from Wal-Mart or a Related Affiliate under this Plan, such right is no greater than the right of any other unsecured general creditor of Wal-Mart or such Related Affiliate.

ARTICLE II

DEFINITIONS

2.1 Definitions.

Whenever used in this Plan, the following words and phrases have the meaning set forth below unless the context plainly requires a different meaning:

(a) Account means the bookkeeping account established by the Committee to reflect a Participant’s Deferred Compensation, Deferred Bonuses, Incentive Payments, and credited earnings thereon.

(b) Code means the Internal Revenue Code of 1986, as amended from time to time.

(c) Committee means, effective October 1, 2003, the Compensation, Nominating and Governance Committee of the Board of Directors of Wal-Mart Stores, Inc.

(d) Deferred Bonuses means the amount deferred from bonuses payable to a Participant under the Wal-Mart Stores, Inc. Management Incentive Plan for Officers.

(e) Deferred Compensation means: (1) the compensation deferred by a Participant under Section 3.1 below; and (2) amounts deferred by a Participant under a Prior Agreement(s).

(f) Disability means a Total and Permanent Disability as from time to time defined in the Wal-Mart Stores, Inc. Profit Sharing Plan (or any successor plan thereto). A Participant must establish to the satisfaction of the Committee that a Disability exists. A Participant shall be treated as having a Disability only if such illness or injury results in the Participant’s Termination of Employment.

(g) Early Retirement means a Participant’s Termination of Employment on or after the date the Participant has been continuously employed with Wal-Mart or a Related Affiliate twenty (20) or more years.

(h) Eligible Officer means an individual who is a corporate officer of Wal-Mart or a Related Affiliate designated by Wal-Mart as a participating employer, and who holds the title of Vice President or above, Treasurer, Controller, or an officer title of similar rank as determined by the Committee. In addition, Eligible Officer shall include a divisional officer of Wal-Mart or a Related Affiliate designated by Wal-Mart as a participating employer, and who holds the title of Vice President or above or an officer title of similar rank as determined by the Committee. Notwithstanding the preceding sentences, the term “Eligible Officer” shall not include an individual who entered into a Prior Agreement with Wal-Mart unless such individual consents to participation in the Plan on the terms and conditions herein set forth.

(i) Fiscal Year means the twelve (12)-month period commencing on February 1 and ending on January 31.

(j) A Participant is deemed to have engaged in Gross Misconduct if the Committee determines that the Participant has engaged in conduct inimical to the best interests of Wal-Mart or any Related Affiliate. Examples of conduct inimical to the best interests of Wal-Mart or its Related Affiliates include, without limitation, disclosure of confidential information in violation of Wal-Mart’s Statement of Ethics, theft, the commission of a felony or a crime of moral turpitude, gross misconduct or similar serious offenses.

(k) Incentive Payments means the amounts credited to a Participant’s Account: (1) in accordance with Section 4.2 below; and (2) a Participant’s Prior Agreement(s).

(l) Participant means any Eligible Officer who defers compensation or bonuses under the Plan. An individual remains a Participant in the Plan until the Participant’s Plan benefits have been fully distributed.

(m) Plan Year means: (1) for periods before February 1, 1997, the twelve (12)-month period commencing on February 1 and ending on January 31; (2) the period from February 1, 1997 through March 31, 1997; and (3) from and after April 1, 1997, the twelve (12)-month period commencing on April 1 and ending on March 31. Notwithstanding the above, for purposes of the Incentive Payments under Section 4.2, the February 1, 1996 - January 31, 1997 Plan Year and the short February 1, 1997 - March 31, 1997 Plan Year shall be treated as one Plan Year running from February 1, 1996 - March 31, 1997.

(n) Related Affiliates means a business or entity that is, directly or indirectly, fifty-one percent (51%) or more owned by Wal-Mart.

(o) Retirement means a Participant’s Termination of Employment on or after the Participant’s attainment of age fifty-five (55).

(p) Termination of Employment means a Participant ceasing to be actively employed by Wal-Mart and its Related Affiliates. Termination of Employment does not include the transfer of a Participant from the employ of Wal-Mart to a Related Affiliate or vice versa, a transfer between Wal-Mart’s Related Affiliates, or periods while a Participant is on an approved leave of absence.

(q) Unforeseeable Emergency means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a Participant’s dependent (as defined in Code Section 152(a)), the loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. An Unforeseeable Emergency does not exist to the extent such hardship is or may be relieved:

(1) through reimbursement or compensation by insurance or otherwise;

(2) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would itself not cause severe financial hardship; or

(3) by cessation of deferrals under this Plan.

The need to send a Participant’s child to college or the desire to purchase a home does not constitute an Unforeseeable Emergency. The existence of an Unforeseeable Emergency will be determined by the Committee, in its sole discretion, based upon the Participant’s facts and circumstance and in accordance with restrictions imposed by the Code or guidance thereunder.

(r) Valuation Date means the last day of each Plan Year.

ARTICLE III

DEFERRED COMPENSATION AND BONUSES—

ESTABLISHMENT OF ACCOUNTS

3.1 Deferred Compensation.

For each Plan Year, each Eligible Officer may elect to defer all or a portion of what would otherwise be the Eligible Officer’s federal taxable base compensation, net of employment taxes and estimated bi-weekly deductions as are determined to be in effect on the first day of the deferral period, to be paid for such Plan Year by Wal-Mart or a Related Affiliate designated by Wal-Mart as a participating employer. Amounts deferred (the “Deferred Compensation”) will be deferred pro ratably for each payroll period of the Plan Year. All deferral elections made under this Section 3.1 must be filed with the Committee on forms approved by the Committee. Deferral elections must be (a) filed no later than the day preceding the Plan Year for which the deferral election is to be effective; or (b) with respect to an Eligible Officer appointed during the Plan Year, within thirty (30) days of such appointment. Individuals appointed as Eligible Officers on or after April 1, 2003 and before October 1, 2003 shall have thirty (30) days from such latter date to file a deferral election for the balance of the Plan Year.

Once made for a Plan Year, a deferral election may not be revoked, changed or modified. Notwithstanding the preceding sentence, in the event an Eligible Officer ceases to be employed as an Eligible Officer, such former Eligible Officer’s deferral election shall automatically cease with respect to compensation earned on or after the individual ceases to be an Eligible Officer. A deferral election for one (1) Plan Year will not automatically be given effect for a subsequent Plan Year, so that if deferrals are desired for a subsequent Plan Year, a separate election must be made by the Eligible Officer for such Plan Year. An Eligible Officer’s deferral election shall remain in effect with respect to any portion of base compensation paid while on a leave of absence, and, if the leave of absence is unpaid, shall resume upon return from the leave of absence during the same Plan Year and shall continue in effect for the balance of such Plan Year.

3.2 Deferred Bonuses.

Each Eligible Officer may elect to defer all or a portion of the Eligible Officer’s bonus (if any) for a Fiscal Year under the Wal-Mart Stores, Inc. Management Incentive Plan for Officers. All bonus deferral elections made under this Section 3.2 must be made on forms approved by the Committee, and be filed with the Committee: (a) for the 1996-1997 Fiscal Year, no later than January 31, 1996; (b) for Fiscal Years beginning on or after February 1, 1997, no later than the March 31 of the Fiscal Year for which such bonus (if any) is payable; and (c) within thirty (30) days of the individual’s appointment as an Eligible Officer if the Eligible Officer is newly appointed after March 31 of the Fiscal Year. Individuals appointed as Eligible Officers on or after April 1, 2003 and before October 1, 2003 shall have thirty (30) days from such latter date to file a bonus deferral election with respect to the February 1, 2003 - January 31, 2004 Fiscal Year.

Once made for a Fiscal Year, a bonus deferral election may not be revoked, changed or modified. Notwithstanding the preceding sentence, in the event an Eligible Officer ceases to be employed as an Eligible Officer but remains employed by Wal-Mart or by one of its Related Affiliates, such former Eligible Officer’s bonus deferral election shall automatically cease with respect to that portion of a bonus earned on or after the date the individual ceases to be an Eligible Officer. For this purpose, the portion of a bonus earned on or after ceasing to be an Eligible Officer shall be determined by multiplying the bonus by a fraction, the numerator of which is the number of calendar days in such Fiscal Year in which the individual ceased to be an Eligible Officer, and the denominator of which is the total calendar days in such Fiscal Year. Effective for those bonuses payable for Fiscal Years beginning on or after February 1, 2003, in the event an Eligible Officer ceases to be employed as an Eligible Officer due to a Termination of Employment, or if an Eligible Officer takes an approved leave of absence, such Eligible Officer’s bonus deferral election shall remain in effect with respect to that portion of a bonus earned while an Eligible Officer, even if such bonus is awarded after a Termination of Employment or while an Eligible Officer is on an approved leave of absence.

With respect to those Eligible Officers appointed on or after the first day of a Plan Year and who elect to defer all or a portion of their bonus (if any) for that initial Fiscal Year, such deferral elections shall apply only to that portion of the bonus earned after the date of such election, by multiplying the bonus by a fraction, the numerator of which is the number of calendar days in such Fiscal Year in which the individual elected to defer all or a portion of their bonus after first becoming appointed as an Eligible Officer, and the denominator of which is the total calendar days in such Fiscal Year. A bonus deferral election for one (1) Fiscal Year will not automatically be given effect for a subsequent Fiscal Year, so that if deferrals are desired for a subsequent Fiscal Year, a separate election must be made by the Eligible Officer for such Fiscal Year.

3.3 Establishment of Accounts.

The Deferred Compensation, Deferred Bonuses, and Incentive Payments will be credited to a bookkeeping account (“Account”) established by the Committee on behalf of each Participant. The Deferred Compensation will be credited to the Participant’s Account as of the last day of the Plan Year during which the Deferred Compensation would otherwise be payable to the Participant. The Deferred Bonus will be credited to the Participant’s Account as of the date the bonus would have otherwise been paid in cash. The Incentive Payments will be credited to the Participant’s Account as of the last day of the Plan Year specified in Section 4.2. A Participant’s Account, including earnings credited thereto, will be maintained by the Committee until the Participant’s Plan benefits have been paid in full.

3.4 Nature of Accounts.

Each Participant’s Account will be used solely as a measuring device to determine the amount to be paid a Participant under this Plan. The Accounts do not constitute, nor will they be treated as, property or a trust fund of any kind. All amounts at any time attributable to a Participant’s Account will be, and remain, the sole property of Wal-Mart and its Related Affiliates. A Participant’s rights hereunder are limited to the right to receive Plan benefits as provided herein. The Plan represents an unsecured promise by Wal-Mart and the applicable Related Affiliate to pay the benefits provided by the Plan.

3.5 Annual Valuation of Accounts.

Each Participant’s Account will be valued annually as of each Valuation Date. The value of an Account as of any applicable Valuation Date is the sum of the Account value as of the immediately preceding Valuation Date, the Deferred Compensation, Deferred Bonuses and Incentive Payments allocated as of the applicable Valuation Date, and the equivalent of interest credited to the Account under Section 4.1 as of the applicable Valuation Date, less any distributions for Unforeseeable Emergencies since the preceding Valuation Date but on or before the applicable Valuation Date.

ARTICLE IV

ADDITIONS TO ACCOUNTS — CREDITED EARNINGS

AND INCENTIVE PAYMENTS

4.1 Credited Annual Earnings.

For each Plan Year a Participant’s Account will be credited with the equivalent of interest at the per annum rate established for such Plan Year by the Committee; provided, however, for the February 1, 1997 - March 31, 1997 Plan Year, the equivalent of interest shall be credited at one-sixth (1/6) of the per annum rate so established for such period. The per annum rate may be increased or decreased for any Plan Year to reflect changes in prevailing interest rates, as determined at the sole discretion of the Committee. Except for a Plan Year in which a Participant receives a distribution due to an Unforeseeable Emergency, the amount to be credited to a Participant’s Account as of any Valuation Date is the sum of: (a) the applicable per annum rate multiplied by the Participant’s Account value as of the immediately preceding Valuation Date; (b) fifty percent (50%) of the Participant’s Deferred Compensation for the Plan Year ending on the Valuation Date multiplied by the applicable full annum rate; and (c) effective for Deferred Bonuses attributable to Fiscal Years beginning on or after February 1, 2003, a pro rata amount of interest equivalent at the applicable per annum rate based upon the number of days from the date such bonus would have otherwise been paid in cash through the applicable Valuation Date.

For a Plan Year in which a Participant receives a distribution due to an Unforeseeable Emergency, the amount to be credited to the Participant’s Account as of the applicable Valuation Date is the sum of: (a) an equivalent amount of pro rata interest on the Participant’s Account value as of the preceding Valuation Date based upon the number of full calendar months in the Plan Year which the Account was not reduced due to the distribution; (b) an equivalent amount of pro rata interest on the Account value immediately after the distribution based upon the number of calendar months in the Plan Year in which the Participant’s Account was reduced; (c) fifty percent (50%) of the Participant’s Deferred Compensation for the Plan Year ending on the Valuation Date multiplied by the applicable full annum rate; and (d) effective for Deferred Bonuses attributable to Fiscal Years beginning on or after February 1, 2003, a pro rata amount of interest equivalent at the applicable per annum rate based upon the number of days from the date such bonus would have otherwise been paid in cash through the applicable Valuation Date.

4.2 Incentive Payments.

The Incentive Payments described below will be credited to a Participant’s Account. Incentive Payments awarded and credited to a Participant’s Account under a Prior Agreement (such Incentive Payments were previously referred to as “incentive bonuses” under the Prior Agreements), and credited interest thereon, will remain credited to a Participant’s Account hereunder as of January 31, 1996. Thereafter, a Participant’s entitlement to an Incentive Payment will be governed by this Section 4.2, including any Incentive Payment which may be awarded with respect to recognized Deferred Compensation (and credited earnings thereon) deferred under a Prior Agreement. Incentive Payments hereunder shall not duplicate any Incentive Payment awarded and credited under a Prior Agreement as of January 31, 1996.

(a) The Incentive Payments provided in this Section apply to a Participant’s recognized Deferred Compensation and Deferred Bonuses for a Plan Year and credited Plan earnings thereon. For this purpose, Deferred Bonuses shall be treated as being “for a Plan Year” for the Plan Year in which Deferred Bonuses are allocated to a Participant’s Account under Section 3.3. Incentive Payments are separately awarded based upon a Participant’s recognized Deferred Compensation and Deferred Bonuses for a given Plan Year and credited Plan earnings thereon. Solely for purposes of this Section 4.2, the February 1, 1996 - January 31, 1997 Plan Year and the short February 1, 1997 - March 31, 1997 Plan Year shall be treated as one Plan Year running from February 1, 1996 - March 31, 1997.

(b) The amount of an Incentive Payment is based on the Participant’s recognized Deferred Compensation and Deferred Bonuses for a Plan Year, plus credited Plan earnings on such sums through and including the Incentive Payment award date. The amount by which a Participant’s Deferred Compensation and Deferred Bonuses for a Plan Year exceeds twenty percent (20%) of the Participant’s base compensation will not be recognized in computing an Incentive Payment. Base compensation for this purpose means the Participant’s annual base rate of compensation for such Plan Year (proportionately increased for the special Plan Year of February 1, 1996 - March 31, 1997). Credited Plan earnings on such nonrecognized Deferred Compensation or Deferred Bonuses are likewise not taken into account in determining the amount of an Incentive Payment.

(c) If a Participant remains continuously employed with Wal-Mart or its Related Affiliates for a period of ten (10) consecutive full Plan Years, beginning with the first day of the first Plan Year in which the Participant had a Deferred Compensation or Deferred Bonus election in effect under this Plan or a Prior Agreement, and ending with the last day of the tenth (10th) Plan Year of such period, an Incentive Payment will be credited to the Participant’s Account as of the last day of such tenth 10th Plan Year. The Incentive Payment will be equal to twenty percent (20%) of the Participant’s recognized Deferred Compensation and Deferred Bonuses for ten (10), but not less than five (5), Plan Years (i.e., the first six (6) Plan Years of such ten (10)-year period), plus credited Plan earnings thereon through the award date. For each full Plan Year thereafter in which the Participant remains continuously employed with Wal-Mart or its Related Affiliates, an Incentive Payment will be credited to the Participant’s Account as of the last day of such Plan Year. Such Incentive Payment will be equal to twenty percent (20%) of the Participant’s recognized Deferred Compensation and Deferred Bonuses for the first Plan Year of the five (5)-consecutive Plan Year period ending on the award date, plus credited Plan earnings thereon through the award date.

(d) If a Participant remains continuously employed with Wal-Mart or its Related Affiliates for a period of fifteen (15) consecutive full Plan Years, beginning with the first day of the first Plan Year in which the Participant had a Deferred Compensation or Deferred Bonuses election in effect under this Plan or a Prior Agreement, and ending with the last day of the fifteenth (15th) Plan Year of such period, an Incentive Payment will be credited to the Participant’s Account as of the last day of such fifteenth (15th) Plan Year. The Incentive Payment will be equal to ten percent (10%) of the Participant’s recognized Deferred Compensation and Deferred Bonuses for fifteen (15), but not less than ten (10), Plan Years (i.e., the first six (6) Plan Years of such fifteen (15)-year period), plus credited Plan earnings thereon through the award date. For each full Plan Year thereafter in which the Participant remains continuously employed with Wal-Mart or its Related Affiliates, an Incentive Payment will be credited to the Participant’s Account as of the last day of such Plan Year. Such Incentive Payment will be equal to ten percent (10%) of the Participant’s recognized Deferred Compensation and Deferred Bonuses for the first Plan Year of a ten (10)-consecutive Plan Year period ending on the award date, plus credited Plan earnings thereon through the award date. The Incentive Payments provided in this Section 4.2(d) shall not take into account Incentive Payments credited under Section 4.2(c) or credited Plan earnings thereon.

(e) The Incentive Payments provided in this Section 4.2(e) only apply if a Participant has been a Participant under the Plan (or a Prior Agreement) for five (5) or more full Plan Years and if the Participant incurs a Retirement, Early Retirement, death or Disability before satisfaction of the ten (10)- or fifteen (15)-year periods described in Sections 4.2 (c) and (d) above, after taking into account the application of Section 4.2(f). In that event, only the Incentive Payment next to be credited (i.e., twenty percent (20%) or ten percent (10%)) will be credited to the Participant’s Account as provided in this Section 4.2(e). In the event the Participant had not yet been awarded or credited with a twenty percent (20%) Incentive Payment under Section 4.2(c), the Incentive Payment provided by this Section 4.2(e) will be based upon the ratio of (1) the number of full Plan Years worked since and including the first Plan Year in which the Participant had a Deferred Compensation or Deferred Bonus election in effect under this Plan or a Prior Agreement, to (2) ten (10), multiplied by twenty percent (20%). Such Incentive Payment will be based upon recognized amounts for the Plan Years which would otherwise have been considered in calculating the Participant’s first Incentive Payment under Section 4.2(c). If the Participant has been awarded a twenty percent (20%) Incentive Payment provided in Section 4.2 (c), the Incentive Payment provided by this Section 4.2(e) will be based upon the ratio of (1) the number of full Plan Years worked since the award date of the initial twenty percent (20%) Incentive Payment, to (2) five (5), multiplied by ten percent (10%). Such Incentive Payment will be based upon recognized amounts for the Plan Years which would otherwise have been considered in calculating the Participant’s first Incentive Payment under Section 4.2(d). The Incentive Payment provided under this Section 4.2(e) will be determined and credited to the Participant’s Account as of the date the Participant’s Plan benefits are distributed in a lump sum payment. If, however, a Participant’s benefits are to be distributed in installments, the amounts provided under this Section 4.2(e) will be determined and credited to the Participant’s Account as of the January 31 on which installments are based.

(f) The Incentive Payments provided in this Section 4.2(f) apply only with respect to those Participants who: (1) incur a Termination of Employment on or after the last day of a Fiscal Year, but before the immediately following last day of a Plan Year (e.g., on or after January 31, but before the next March 31); and (2) who, but for such Termination of Employment before the last day of a Plan Year, would have been credited with an Incentive Payment under Section 4.2(c) and/or 4.2(d). In that event, the Incentive Payments which would have been credited to the Participant’s Account but for such early Termination of Employment will be credited to the Participant’s Account as if the Participant had remained employed with Wal-Mart or its Related Affiliates through the last day of the Plan Year, with no reduction due to the early Termination of Employment. The Incentive Payments provided under this Section 4.2(f) will be determined and credited to the Participant’s Account as of the date the Participant’s Plan benefits are distributed in a lump sum payment. If, however, a Participant’s benefits are to be distributed in installments, the amounts provided under this Section 4.2(f) will be determined and credited to the Participant’s Account as of the January 31 on which installments are based.

ARTICLE V

PAYMENT OF PLAN BENEFITS

5.1 Distribution Restrictions.

Except in the event of a Participant’s Unforeseeable Emergency, Plan benefits will not be payable to a Participant prior to the earliest occurrence of the Participant’s Retirement, Early Retirement, Termination of Employment, Disability or death.

5.2 Termination Benefits.

(a) General.

In the event of a Participant’s Termination of Employment for reasons other than the Participant’s Retirement, Early Retirement, Disability or death, the Participant’s Plan benefits will be distributed in a lump sum under Section 5.2(b) or Section 5.2(c), as applicable, within sixty (60) days after the end of the calendar month in which the Termination of Employment occurs; provided, however, that if the Participant’s Termination of Employment occurs after the Participant has attained age fifty (50), the Participant’s Plan benefits will be distributed in a lump sum under Section 5.2(b) or Section 5.2(c), as applicable, or, subject to the minimum account value restrictions of Section 5.6 below, in substantially equal annual installments under Section 5.2(e) over a period not to exceed fifteen (15) years, in accordance with the Participant’s distribution election given effect under the provisions of Section 5.6 below.

(b) Termination on Last Business Day of Plan Year.

If the Participant’s Termination of Employment occurs on the last business day (excluding for this purpose, Saturday and Sunday) of a Plan Year, the lump sum amount will be the sum of: (1) the value of the Participant’s Account, as determined under Section 3.5, as of the Valuation Date coincident with or immediately following the Participant’s Termination of Employment and (2) a pro rata amount of interest equivalent (determined at the per annum rate in effect for the Plan Year in which distribution occurs) on the amount determined in (1) through the date of distribution based upon the number of calendar days since such Valuation Date.

(c) Termination on Other Than Last Business Day of Plan Year.

If the Participant’s Termination of Employment occurs on a date other than the last business day (excluding for this purpose, Saturday and Sunday) of a Plan Year, the lump sum amount will equal the sum of: (1) the value of the Participant’s Account as of the Valuation Date immediately preceding Termination of Employment; (2) a pro rata amount of interest equivalent (determined at the per annum rate in effect for a Plan Year under Section 4.1) on the Participant’s Account value as of such immediately preceding Valuation Date based upon the number of calendar days since such Valuation Date through the date of distribution; (3) the Participant’s Deferred Compensation for the Plan Year in which Termination of Employment occurs; (4) a pro rata amount of interest equivalent

(determined by multiplying fifty percent (50%) of the amount determined in (3) by the applicable full annum rate in effect for a Plan Year under Section 4.1) based upon the number of calendar days since the Valuation Date immediately preceding Termination of Employment through the date of distribution; and (5) the Participant’s Incentive Payments (if any) as provided in Section 4.2(f).

(d) Death.

In the event of a Participant’s death before full payment of Plan benefits under this Section 5.2, payment shall be made (or continue to be made) to the Participant’s beneficiary designated under Section 5.5 in accordance with Participant’s separate election for death benefits under Section 5.6, or, with respect to those Participants in pay status who die on or after October 1, 2003, if the Participant did not designate a beneficiary under Section 5.5 or if no such beneficiary survives the Participant, payment shall be made in the form of a lump sum to the Participant’s estate.

(e) Installment Distributions.

If distribution is to be made in the form of annual installments pursuant to Section 5.2(a), the Participant’s installments will be based upon the value of the Participant’s Account as of the January 31 coincident with or immediately following the Participant’s Termination of Employment. For this purpose, the Participant’s Account value as of such January 31 shall be equal to the sum of: (1) the value of the Participant’s Account as of the Valuation Date immediately preceding the Participant’s Termination of Employment; (2) a pro rata amount of interest equivalent (determined at the applicable per annum rate in effect for a Plan Year under Section 4.1) on the Participant’s Account value as of such immediately preceding Valuation Date based upon the number of calendar days since such Valuation Date through the January 31; (3) the Participant’s Deferred Compensation for the Plan Year in which Termination of Employment occurs; (4) the Participant’s Incentive Payments (if any) as provided in Section 4.2(e) or Section 4.2(f); and (5) a pro rata amount of interest equivalent (determined by multiplying fifty percent (50%) of the amount determined in (3) by the applicable full annum rate in effect for a Plan Year under Section 4.1) based upon the number of calendar days since the Valuation Date immediately preceding Termination of Employment through such January 31.

Notwithstanding the preceding paragraph, if the Participant’s Termination of Employment occurs on a January 31 (excluding for this purpose, Saturday and Sunday), the Participant’s installments will be based upon the sum of: (1) the value of the Participant’s Account as of the Valuation Date immediately following the Participant’s Termination of Employment; (2) a pro rata amount of interest equivalent (determined at the applicable per annum rate in effect for a Plan Year under Section 4.1) on the Participant’s Account value as of such immediately following Valuation Date based upon the number of calendar days since such Valuation Date through the following January 31; and (3) the Participant’s Incentive Payments (if any) as provided in Section 4.2(e) or Section 4.2(f).

The Plan benefits determined above will be paid in equal annual installments in an amount which would fully amortize a loan equal to such Plan benefits over the period covered by the installment period (such period commencing on the February 1 following the January 31 on which the Participant’s Account is valued under this Section), with interest calculated at the per annum rate in effect for the Plan Year in which the Participant’s Termination of Employment occurs. The first installment will be paid as of the January 31 following the Participant’s Termination of Employment, and continue on each successive January 31 until the Participant’s benefits are distributed in full. For purposes of the preceding sentence, it is expressly provided that, if a Participant’s Termination of Employment occurs on a January 31, the first installment will be paid on the next-following January 31.

5.3 Retirement, Early Retirement, and Disability Benefits.

(a) General.

In the event of a Participant’s Termination of Employment due to the Participant’s Retirement, Early Retirement or Disability, the Participant’s Plan benefits will be distributed in a lump sum or in substantially equal annual installments over a period not to exceed fifteen (15) years, subject to the minimum account value restrictions of Section 5.6 below and in accordance with the Participant’s distribution election given effect under the provisions of Section 5.6 below.

(b) Lump Sum Distributions.

If distribution is to be made in the form of a lump sum, the Participant’s Plan benefits will be distributed within sixty (60) days after the end of the calendar month in which the Retirement, Early Retirement or Disability occurs. If the Participant’s Retirement, Early Retirement or Disability occurs on the last business day (excluding for this purpose Saturday and Sunday) of a Plan Year, the lump sum amount will be the sum of: (1) the value of the Participant’s Account, as determined under Section 3.5, as of the Valuation Date coincident with or immediately following the Participant’s Retirement, Early Retirement or Disability; (2) a pro rata amount of interest equivalent (determined at the per annum rate in effect for the Plan Year in which distribution occurs) on the amount determined in (1) through the date of distribution based upon the number of calendar days since such Valuation Date; and (3) the Participant’s Incentive Payment (if any) as provided in Section 4.2(e).

If the Participant’s Retirement, Early Retirement or Disability occurs on a date other than the last business day (excluding for this purpose Saturday and Sunday) of a Plan Year, the lump sum amount will equal the sum of: (1) the value of the Participant’s Account as of the Valuation Date immediately preceding Retirement, Early Retirement or Disability; (2) a pro rata amount of interest equivalent (determined at the per annum rate in effect for a Plan Year under Section 4.1) on the Participant’s Account value as of such immediately preceding Valuation Date based upon the number of calendar days since such Valuation Date through the date of distribution; (3) the Participant’s Deferred Compensation for the Plan Year in which Retirement, Early Retirement or Disability occurs; (4) the Participant’s Incentive Payments (if any) as provided in Section 4.2(e) or Section 4.2(f); and (5) a pro rata amount of interest equivalent (determined by multiplying fifty percent (50%) of the amount determined in (3) by the applicable full annum rate in effect for a Plan Year under Section 4.1) based upon the number of calendar days since the Valuation Date immediately preceding Retirement, Early Retirement or Disability through the date of distribution.

(c) Installment Distributions.

If distribution is to be made in the form of annual installments, the Participant’s installments will be based upon the value of the Participant’s Account as of the January 31 coincident with or immediately following the Participant’s Retirement, Early Retirement or Disability. For this purpose, the Participant’s Account value as of such January 31 shall be equal to the sum of: (1) the value of the Participant’s Account as of the Valuation Date immediately preceding the Participant’s Retirement, Early Retirement or Disability; (2) a pro rata amount of interest equivalent (determined at the applicable per annum rate in effect for a Plan Year under Section 4.1) on the Participant’s Account value as of such immediately preceding Valuation Date based upon the number of calendar days since such Valuation Date through the January 31; (3) the Participant’s Deferred Compensation for the Plan Year in which Retirement, Early Retirement or Disability occurs; (4) the Participant’s Incentive Payments (if any) as provided in Section 4.2(e) or Section 4.2(f); and (5) a pro rata amount of interest equivalent (determined by multiplying fifty percent (50%) of the amount determined in (3) by the applicable full annum rate in effect for a Plan Year under Section 4.1) based upon the number of calendar days since the Valuation Date immediately preceding Retirement, Early Retirement or Disability through such January 31.

Notwithstanding the preceding paragraph, if the Participant’s Retirement, Early Retirement or Disability occurs on a January 31 (excluding for this purpose, Saturday and Sunday), the Participant’s installments will be based upon the sum of: (1) the value of the Participant’s Account as of the Valuation Date immediately following the Participant’s Retirement, Early Retirement or Disability; (2) a pro rata amount of interest equivalent (determined at the applicable per annum rate in effect for a Plan Year under Section 4.1) on the Participant’s Account value as of such immediately following Valuation Date based upon the number of calendar days since such Valuation Date through the following January 31; and (3) the Participant’s Incentive Payments (if any) as provided in Section 4.2(e) or Section 4.2(f).

The Plan benefits determined above will be paid in equal annual installments in an amount which would fully amortize a loan equal to such Plan benefits over the period covered by the installment period (such period commencing on the February 1 following the January 31 on which the Participant’s Account is valued under this Section), with interest calculated at the per annum rate in effect for the Plan Year in which the Participant’s Retirement, Early Retirement or Disability occurs. The first installment will be paid as of the January 31 following the Participant’s Retirement, Early Retirement or Disability, and continue on each successive January 31 until the Participant’s benefits are distributed in full. For purposes of the preceding sentence, it is expressly provided that, if a Participant’s Retirement, Early Retirement or Disability occurs on a January 31, the first installment will be paid on the next-following January 31.

(d) Death.

In the event of a Participant’s death before full payment of Plan benefits under this Section 5.3, payment shall be made (or continue to be made) to the Participant’s beneficiary designated under Section 5.5 in accordance with Participant’s separate election for death benefits under Section 5.6, or, with respect to those Participants in pay status who die on or after October 1, 2003, if the Participant did not designate a beneficiary under Section 5.5 or if no such beneficiary survives the Participant, payment shall be made in the form of a lump sum to the Participant’s estate.

5.4 Death Benefits.

(a) General.

In the event of a Participant’s Termination of Employment due to the Participant’s death, the Participant’s Plan benefits will be distributed in a lump sum or, subject to the minimum account value restrictions of Section 5.6 below, in substantially equal annual installments over a period not to exceed fifteen (15) years, in accordance with the Participant’s distribution election given effect under the provisions of Section 5.6 below. Amounts will be distributed to the beneficiary designated under 5.5 below.

(b) Lump Sum Distributions.

If distribution is to be made in the form of a lump sum, the Participant’s Plan benefits will be distributed within sixty (60) days after the end of the calendar month in which the Participant’s death occurs. If the Participant’s death occurs on the last business day (excluding for this purpose Saturday and Sunday) of a Plan Year, the lump sum amount will be the sum of: (1) the value of the Participant’s Account, as determined under Section 3.5, as of the Valuation Date coincident with or immediately following the Participant’s death; (2) a pro rata amount of interest equivalent (determined at the per annum rate in effect for the Plan Year in which distribution occurs) on the amount determined in (1) through the date of distribution based upon the number of calendar days since such Valuation Date; and (4) the Participant’s Incentive Payment (if any) as provided in Section 4.2(e).

If the Participant’s death occurs on a date other than the last business day (excluding for this purpose Saturday and Sunday) of a Plan Year, the lump sum amount will equal the sum of: (1) the value of the Participant’s Account as of the Valuation Date immediately preceding the Participant’s death; (2) a pro rata amount of interest equivalent (determined at the per annum rate in effect for a Plan Year on the Participant’s Account value as of the immediately preceding Valuation Date based upon the number of full calendar days since such Valuation Date through date of distribution; and (3) the Participant’s Incentive Payments (if any) as provided in Section 4.2(e) or Section 4.2(f).

(c) Installment Distributions.

If distribution is to be made in the form of annual installments, the installments will be based upon the value of the Participant’s Account as of the January 31 coincident with or immediately following the Participant’s death. For this purpose, a Participant’s Account value as of such January 31 shall be determined in accordance with the manner specified in Section 5.3(c). The Plan benefits determined above will be paid in equal annual installments in an amount which would fully amortize a loan equal to such Plan benefits over the period covered by the installment period (such period commencing on the February 1 following the January 31 on which the Participant’s Account is valued under this Section), with interest calculated at the per annum rate in effect for the Plan Year in which the Participant’s death occurs. The first installment will be paid as of the January 31 coincident with or following the Participant’s death; and continue on each successive January 31 until the Participant’s benefits are distributed in full. For purposes of the preceding sentence, it is expressly provided that if a Participant dies on a January 31, the first installment will be paid on the next-following January 31.

5.5 Designation of Beneficiary.

A Participant may, by written or electronic instrument delivered to the Committee in the form prescribed by the Committee, designate primary and contingent beneficiaries to receive any benefit payments which may be payable under this Plan following the Participant’s death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time and the last written designation filed with the Committee prior to the Participant’s death will control. In the event no beneficiary is designated, or if the designated beneficiary predeceases the Participant, payment shall be payable to the Participant’s estate. For this purpose, a Participant’s most recent written beneficiary designation properly filed under a Prior Agreement shall continue to be given effect until otherwise modified in accordance with the provisions of this Section.

5.6 Form of Distribution.

If a Participant’s Termination of Employment is due to the Participant’s Retirement, Early Retirement Disability or death, or occurs after the Participant has attained age fifty (50), distribution may be made, at the Participant’s election, in a lump sum or in substantially equal annual installments over a period not to exceed fifteen (15) years; provided, however, with respect to Terminations of Employment occurring on or after October 1, 2003, an installment election will be given effect only if, as of the date on which any lump sum payment would be valued, the participant’s Account is valued at greater than fifty-thousand dollars ($50,000). Any Participant whose Account is valued at less than fifty-thousand dollars as of the date on which any lump sum payment would be valued shall be defaulted to a lump sum payment. A Participant may file a distribution election with the Committee on forms prescribed by the Committee. A distribution election, once given effect under this Section 5.6, will apply to the Participant’s total Plan benefits. A Participant may, however, file a separate election for death benefits payable under Section 5.2 - 5.4. To be given effect under this Section 5.6, any distribution election for benefits payable under Section 5.2 or Section 5.3 to the Participant must have been filed with the Committee at least six (6) full calendar months before the occurrence of an event entitling the Participant to a distribution thereunder. If a Participant’s distribution election has not been on file with the Committee for the full six (6)-month period, it will not be recognized or given effect by the Plan. In that event, distribution will be made in accordance with the Participant’s most recent distribution election which was filed with the Committee at least six (6) months prior to the Participant’s Retirement, Early Retirement, Disability, or Termination of Employment after age fifty (50). The six (6)- month period provided above shall not apply to death benefits payable under Section 5.2 - 5.4. For purposes of this Section 5.6, a Participant’s last distribution election filed with Wal-Mart under a Prior Agreement will be given effect for the Participant’s total Plan benefits until superseded or amended by the Participant in accordance with the provisions of this Section, except that death benefits under Section 5.4 will be paid in a lump sum unless an affirmative election to the contrary is filed by the Participant. If the Participant has not been a Participant in the Plan for at least six (6) months prior to the Participant’s Retirement, Early Retirement Disability, or Termination of Employment after age fifty (50), the Participant’s initial distribution election filed with Wal-Mart will be given effect. For purposes of this Section 5.6, it is expressly provided that any installment election which would be given effect hereunder for benefits payable under Section 5.3 shall automatically be given effect for Participants who incur a Termination of Employment on or after June 1, 1999 and after attaining age fifty (50), without the consent or ratification of any such Participant.

5.7 Reductions Arising from a Participant’s Gross Misconduct.

A Participant’s Plan benefits are contingent upon the Participant not engaging in Gross Misconduct while employed with Wal-Mart or any Related Affiliate, or during such additional period as provided in Wal-Mart’s Statement of Ethics. Notwithstanding anything herein to the contrary, in the event the Committee determines that the Participant has engaged in Gross Misconduct during the prescribed period: (a) the Participant shall forfeit all Incentive Payments, and credited Plan earnings thereon; and (b) earnings credited to the Participant’s Account derived from Deferred Compensation and Deferred Bonuses shall be recalculated for each Plan Year to reflect the amount which would otherwise have been credited if the applicable per annum rate were fifty percent (50%) of the per annum’ rate in effect for such Plan Year. Under no circumstances will a Participant forfeit any portion of the Participant’s Deferred Compensation or Deferred Bonuses. Any payments received hereunder by a Participant (or the Participant’s beneficiary) are contingent upon the Participant not engaging (or not having engaged) in Gross Misconduct while employed with Wal-Mart or any Related Affiliate, or during such additional period as provided in Wal-Mart’s Statement of Business Ethics. If the Committee determines, after payment of amounts hereunder, that the Participant has engaged in Gross Misconduct during the prescribed period, the Participant (or the Participant’s beneficiary) shall repay to Wal-Mart, or the applicable Related Affiliate, any amount in excess of that to which the Participant is entitled under this Section 5.7.

5.8 Distributions for Unforeseeable Emergencies.

In the event of an Unforeseeable Emergency, the Committee, in its sole and absolute discretion and upon written application of such Participant, may direct immediate distribution of all or a portion of the Participant’s Plan benefits. The Committee will permit distribution because of an Unforeseeable Emergency only to the extent reasonably needed to satisfy the emergency need.

Notwithstanding anything herein to the contrary, the provisions of this paragraph apply in the event a Participant receives a distribution under this Section 5.8, the Participant’s Termination of Employment for any reason occurs on a date other than the last business day of a Fiscal Year (excluding for this purpose Saturday or Sunday), and the Participant’s benefits hereunder for any reason are paid in the same Fiscal Year in which the Participant received a distribution for Unforeseeable Emergencies under this Section 5.8. In that event, the Participant’s lump sum amount calculated under Sections 5.2, 5.3, or 5.4 will be reduced by the amount distributed under this Section 5.8 and the applicable interest equivalent will be calculated in a manner consistent with Section 4.1.

ARTICLE VI

ADMINISTRATION

6.1 General.

The Committee is responsible for the administration of the Plan and is granted the following rights and duties:

(a) The Committee shall have the exclusive duty, authority and discretion to interpret and construe the provisions of the Plan, to determine eligibility for and the amount of any benefit payable under the Plan, and to decide any dispute which may rise regarding the rights of Participants (or their beneficiaries) under this Plan;

(b) The Committee shall have the authority to adopt, alter, and repeal such administrative rules, regulations, and practices governing the operation of the Plan as it shall from time to time deem advisable;

(c) The Committee may appoint a person or persons to act on behalf of, or to assist, the Committee in the administration of the Plan, establishment of forms (including electronic forms) desirable for Plan operation, and such other matters as the Committee deems necessary or appropriate;

(d) The decision of the Committee in matters pertaining to this Plan shall be final, binding, and conclusive upon Wal-Mart, any Related Affiliate, the Participant, the Participant’s beneficiary, and upon any person affected by such decision, subject to the claims procedure set forth in Article VII; and

(e) In any matter relating solely to a Committee member’s individual rights or benefits under this Plan, such Committee member shall not participate in any Committee proceeding pertaining to, or vote on, such matter.

ARTICLE VII

CLAIMS PROCEDURE

7.1 General.

Any claim for benefits under the Plan must be filed by the Participant or beneficiary (“claimant”) in writing with the Committee or its delegate. If a claim for a Plan benefit is wholly or partially denied, notice of the decision will be furnished to the claimant by the Committee or its delegate within a reasonable period of time, not to exceed sixty (60) days, after receipt of the claim by the Committee or its delegate. Any claimant who is denied a claim for benefits will be furnished written notice setting forth:

(a) the specific reason or reasons for the denial;

(b) specific reference to the pertinent Plan provision upon which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim; and

(d) an explanation of the Plan’s claim review procedure.

7.2 Appeals Procedure.

To appeal a denial of a claim, a claimant or the claimant’s duly authorized representative:

(a) may request a review by written application to the Committee not later than sixty (60) days after receipt by the claimant of the written notification of denial of a claim;

(b) may review pertinent documents; and

(c) may submit issues and comments in writing.

A decision on review of a denied claim will be made by the Committee not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The decision on review will be in writing and shall include the specific reasons for the denial and the specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Amendment, Suspension or Termination of Plan.

Wal-Mart, by action of the Committee, reserves the right to amend, suspend or to terminate the Plan in any manner that it deems advisable. Notwithstanding the preceding sentence, the Plan may not be amended, suspended or terminated to cause a Participant to forfeit the Participant’s then-existing Account.

8.2 Non-Alienability.

The rights of a Participant to the payment of benefits as provided in the Plan may not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against the Participant’s interest in the Plan. No interest or amounts payable under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

8.3 No Employment Rights.

Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of Wal-Mart or any of its Related Affiliates as an officer or in any other capacity.

8.4 No Right to Bonus.

Nothing contained herein shall be construed as conferring upon the Participant the right to receive a bonus from the Wal-Mart Stores, Inc. Management Incentive Plan for Officers. A Participant’s entitlement to such a bonus is governed solely by the provisions of that plan.

8.5 Withholding and Employment Taxes.

To the extent required by law, Wal-Mart, or a Related Affiliate will withhold from a Participant’s current compensation or from Plan distributions, as the case may be, such taxes as are required to be withheld for federal, state or local government purposes.

8.6 Income and Excise Taxes.

The Participant (or the Participant’s beneficiaries or estate) is solely responsible for the payment of all federal, state and local income and excise taxes resulting from the Participant’s participation in this Plan.

8.7 Successors and Assigns.

The provisions of this Plan are binding upon and inure to the benefit of Wal-Mart and each Related Affiliate which is a participating employer, their successors and assigns, and the Participant, the Participant’s beneficiaries, heirs, and legal representatives.

8.8 Governing Law.

This Plan shall be subject to and construed in accordance with the laws of the State of Arkansas to the extent not preempted by federal law.